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                                 EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-34075, 33-13252, 2-98550, 33-20888, 33-30690, 33-60474 and 33-51679, of Fifth
Third Bancorp on Form S-8 of our report dated January 14, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for debt and equity securities), incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1993.


/s/ Deloitte & Touche


February 15, 1994
Cincinnati, Ohio